Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Announces Divestiture of Agent Services Businesses

OMAHA, NE, January 7, 2015 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced that it has entered into a definitive agreement with Alorica, Inc., an Irvine, California based provider of customer management outsourcing solutions, for the sale of several of West’s agent services businesses for approximately $275 million in cash.

Businesses to be divested include West’s consumer facing customer sales and lifecycle management, account services and receivables management businesses. The Pro Forma impact of this divestiture on West Corporation’s full year 2014 results is approximately $580 million reduction in revenue and $48 million reduction in Adjusted EBITDA1. The Adjusted EBITDA impact is comprised of the $35 million of Adjusted EBITDA from the divested business on a fully allocated basis, plus $13 million of corporate and shared services cash expenses that are allocated to the divested business but will not move to Alorica. West will work to reduce or repurpose resources to address the $13 million of expenses throughout 2015. See table below for additional details.

West Corporation will retain a portion of its agent services businesses including Health Advocate, business-to-business and cost containment services.

“The divestiture is consistent with the Company’s stated objective of focusing on higher growth, more profitable assets,” said Tom Barker, chairman and chief executive officer. “We expect this transformative action will result in a faster growing organization with enhanced revenue visibility and reduced customer concentration. We will also become a significantly less labor-intensive company. Approximately 25,300 West employees will move to Alorica and our employee count will go from approximately 35,000 to 9,700.”

Barker continued: “The proceeds from this sale will provide West with additional opportunities to make the Company more valuable, including reinvesting in our growth businesses, reducing our debt or making strategic acquisitions.”

[1]	See Reconciliation of Non-GAAP Financial Measures below.

“West Corporation chose Alorica because of its commitment to support the agent services customers and employees going forward and the need for a seamless transition,” Barker added.

The transaction is expected to close in the first quarter of 2015, subject to regulatory approvals and other customary closing conditions. In connection with the decision to sell these businesses, the associated operating results will be reclassified into Discontinued Operations in the Company’s financial statements.

Separately, the Company will lease to Alorica owned real estate used by the businesses being sold. West plans to pursue a sale of this real estate in the commercial markets and complete such sale as soon as practical following the sale of the businesses to Alorica. The Company estimates the total cash it will realize from the sale of the businesses and real estate, net of fees and taxes, will be approximately $285 million.

Morgan Stanley advised West Corporation on this transaction.

Conference Call

The Company will hold a conference call to discuss these topics on Thursday, January 8, 2015 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call at 800-374-0457 or 706-643-7547 or by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include conferencing and collaboration, public safety services, IP communications, interactive services such as automated notifications, agent services and telecom services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, West’s ability to complete this divestiture, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; future impairments of our substantial goodwill, intangible assets, or other long-lived assets; and West’s ability to recover consumer receivables on behalf of its clients. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “earnings before interest expense, taxes, depreciation and amortization.” In evaluating liquidity and performance, the Company uses earnings before interest expense, share based compensation, taxes, depreciation and amortization, M&A and acquisition-related costs and one-time IPO-related expenses, or “adjusted EBITDA.” EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Set forth below is a reconciliation of EBITDA and adjusted EBITDA to net income.

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Discontinued Operations

Unaudited, in millions

2014
Net income	$16
Depreciation and amortization	24
Income tax expense	6

EBITDA	46
Provision for share-based compensation	0
M&A and acquisition related costs	2

Adjusted EBITDA	$48

Cash costs allocated to the agent services businesses being sold which will remain with the Company	13

Discontinued Operations Adjusted EBITDA	$35

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